UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
November 13, 2007	0-51715

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer
Identification Number)

4600 E. 48th Avenue

Denver, Colorado 80216

303/320-8800

(Address of principal executive

offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2007, Sport-Haley, Inc. (the “Company”) received a letter from the Nasdaq Stock Market, Inc. (“Nasdaq”), dated November 13, 2007, notifying it of its position that for the last 30 consecutive days, the Company’s common stock has not maintained a minimum market value of publicly held shares (which excludes holdings of officers, directors and persons holding over 10% of the common stock) of $5,000,000, as required for continued inclusion in The Nasdaq Global Market, pursuant to Nasdaq Marketplace Rule 4450(a)(2).  Therefore, Nasdaq advised that, pursuant to Rule 4450(e)(1), the Company will be provided 90 calendar days, or until February 11, 2008, to regain compliance.  If compliance cannot be demonstrated by February 11, 2008, the Nasdaq staff will provide notification that the Company’s securities will be delisted.  The Company is looking into this situation and will respond to the letter in due course.  The Company is considering applying to transfer its securities to The Nasdaq Capital Market, but has made no determination to date.  In addition, as required by Nadaq Marketplace Rule 4803(a), the Company on November 15, 2007 issued a news release reporting the receipt of Nasdaq’s letter dated November 13, 2007.  A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	News Release dated November 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: November 16, 2007	By:	/s/ Patrick W. Hurley
Patrick W. Hurley, Chief Financial Officer